Exhibit 4.2

UNDER FINRA RULE 5110(g) AND SUBJECT TO LIMITED EXCEPTIONS, THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK SHALL NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT BY ANY PERSON FOR A PERIOD OF 180 DAYS IMMEDIATELY FOLLOWING THE OFFERING COMMENCEMENT DATE.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“THE ACT”) OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE (THE “LAWS”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION AND QUALIFICATION OF THESE SECURITIES UNDER THE ACT AND THE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND THE LAWS.

COMMON STOCK PURCHASE WARRANT

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) is entered into and effective as of November 4, 2009 (the “Issue Date”), by and between Overland Storage, Inc., a California corporation (the “Company”), and Roth Capital Partners, LLC (“Warrantholder”). This Warrant is issued pursuant to and in satisfaction of the Company’s obligations under that certain Underwriting Agreement between the Company and Warrantholder dated October 30, 2009 (the “Underwriting Agreement”) with respect to a public offering of securities by the Company commencing on October 30, 2009 (the “Offering Commencement Date”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Warrant, the Company and Warrantholder certify and agree as follows:

1. Grant of the Right to Purchase Common Stock. For value received, the adequacy of which is hereby acknowledged, the Company hereby grants to Warrantholder the right, and Warrantholder is entitled, upon the terms and subject to the conditions set forth in this Warrant, to subscribe for and purchase from the Company a number of shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), equal to Three Hundred Ten Thousand Five Hundred (310,500) Shares of the Common Stock at a purchase price of eighty seven and one half cents ($0.875) per Share, as the same may be adjusted as provided herein (the “Exercise Price”).

2. Term. This Warrant is exercisable at the option of the Warrantholder, at any time or from time to time, in whole or in part (but not for a fraction of a Share), on or after October 25, 2010 (360 days after the Offering Commencement Date) (the “Initial Exercise Date”) provided, however, this Warrant may not be exercised later than 5:00 p.m. Pacific time on October 30, 2014 (the five-year anniversary of the Offering Commencement Date) (the period from the Initial Exercise Date to latest time that this Warrant may be exercised, the “Exercise Period”).

3. Method of Exercise; Payment; Issuance of Shares.

3.1 The Company agrees that the Shares purchased under this Warrant shall be and are deemed to be issued to Warrantholder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, together with the completed and executed Notice of Exercise in the form attached as Appendix A delivered and payment made for such Shares. Certificates for the Shares so purchased, together with any other securities or property to which Warrantholder is entitled upon such exercise, including any cash in lieu of any fraction of a Share issuable upon a net exercise pursuant to Section 3.2(b) equal to such fraction of the current Fair Market Value of a Share as of such date, shall be delivered to Warrantholder by the Company at the Company’s expense within thirty (30) days after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Shares that may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Shares purchasable under the Warrant surrendered upon such purchase to Warrantholder within thirty (30) days. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by Warrantholder and shall be registered in the name of Warrantholder. In lieu of delivering a certificate or certificates for the Shares pursuant to this Section 3.1, the Warrantholder may request that the Company provide Shares in book-entry (uncertificated) form if at such time the Company is direct registration eligible. Notwithstanding anything to the contrary set forth above, each exercise of the Warrant shall cover at least the lesser of (i) ten thousand (10,000) Shares (as adjusted for stock splits, stock dividends, combinations and the like), or (ii) the total number of Shares then subject to the Warrant.

3.2 Net Issue Exercise.

(a) Section 3.2(b) shall not apply and shall have no force or effect if the Shares issuable upon exercise of this Warrant have been registered for resale under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-3, or another appropriate form and such Registration Statement remains effective under the Act and available for use by Warrantholder at the time of exercise.

(b) Subject to Section 3.2(a), if, at any time after the Initial Exercise Date, the Fair Market Value of one share of Common Stock is greater than the Exercise Price, in lieu of exercising this Warrant for cash, the Warrantholder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Warrantholder a number of Shares computed using the following formula:

X = Y (A - B)

    A

Where X = the number of Shares to be issued to Warrantholder

Y = the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A = the Fair Market Value of one share of the Common Stock (at the date of such calculation)

B = Exercise Price at the date of such calculation

For purposes of the above calculation, the “Fair Market Value” of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on The NASDAQ Global Market or other Eligible Market on which the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten (10) consecutive Trading Days immediately prior to the Exercise Date, or (ii) if an Eligible Market is not the principal Trading Market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal Trading Market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

4. Representations and Warranties, Other Agreements of the Company.

4.1 Due Authorization; Consents. The Company hereby represents and warrants to the Warrantholder that all corporate authorizations necessary for the execution and delivery of, and the performance of all obligations of the Company under, this Warrant have been obtained. This Warrant constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

4.2 Organization. The Company hereby represents and warrants to Holder that the Company is a corporation duly organized and validly existing under the laws of the State of California and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

4.3 Reservation of Shares. The Company has duly authorized and reserved, and shall at all times have authorized and reserved, a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase the Shares as provided in this Warrant.

4.4 Valid Issuance. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable when issued consistent with the terms hereof.

5. No Rights as Shareholder. This Warrant does not entitle Warrantholder to any voting rights or other rights, nor subject the Warrantholder to any liabilities or obligations, as a shareholder of the Company prior to the purchase of the Shares as provided in this Warrant.

6. Adjustment Rights. The Exercise Price and the number of Shares purchasable hereunder (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) are subject to adjustment from time to time as follows:

6.1 Reclassification of Shares. If the Company at any time shall, by reclassification or exchange of securities or otherwise, change all of the outstanding shares of Common Stock into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable hereunder had Warrantholder exercised its rights with respect to all of the Shares then represented by this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

6.2 Subdivision, Split, Reverse Split or Combination of Shares. If the Company at any time shall subdivide or split its Common Stock into a larger number of outstanding shares, the Exercise Price shall be proportionately decreased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any such subdivision or stock split. If the Company at any time shall reverse split or combine its Common Stock into a smaller number of outstanding shares, the Exercise Price of this Warrant shall be proportionally increased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any such reverse stock split or combination.

6.3 Stock Dividends or Other Non-Cash Distributions. If the Company at any time shall make, issue, fix a record date for or pay a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends), then, in each such case, the Warrantholder on exercise of this Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Warrantholder would have been entitled upon such date if such Warrantholder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 6.

6.4 Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, stock split, reverse stock split, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the

Warrantholder shall thereafter be entitled to receive upon exercise of this Warrant during the Exercise Period and upon payment of the Exercise Price (or use of net exercise if then permitted hereunder), the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The foregoing provisions of this Section 6.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Warrantholder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In addition to the adjustments set forth above, appropriate adjustments (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

6.5 Certificate as to Adjustments. In each case of any adjustment in the Exercise Price, or number or type of shares or other securities or property issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price and/or securities or property issuable upon exercise, as applicable. The Company shall promptly send a copy of each such certificate to the Warrantholder.

7. Transferability of Warrant.

7.1 Transferability of Warrant. This Warrant is transferable on the books of the Company at its principal office by Warrantholder on or after the 6-month anniversary of the Offering Commencement Date upon surrender of this Warrant properly endorsed, subject to compliance with Section 7.2 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred (a “New Warrant”). Upon any partial transfer, the Company will issue and deliver to Warrantholder a new Warrant with respect to the Warrant not so transferred.

7.2 Conditions of Transfer. It shall be a condition to any transfer of this Warrant that at the time of such transfer, the transferee shall provide the Company with a representation in writing that the transferee is acquiring this Warrant and the Shares to be issued upon exercise for investment purposes only and not with a view to any sale or distribution in violation of the Act. As a further condition to any transfer of this Warrant or any or all of the Shares issuable upon exercise of this Warrant, other than a transfer registered under the Act, the Company may request a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act; however, the Company agrees that for transactions made pursuant to the constructive application of Rule 144 of the Securities Act as set forth in Section 8.8 of the Warrant, if the Company requires such an opinion, it will obtain such opinion from its own counsel at its cost or pay the reasonable costs for Warrantholder to obtain such an opinion from Warrantholder’s counsel. Any purported transfer of all or any portion of this Warrant in violation of the provisions of this Warrant shall be null and void.

8. Warrantholder Representations and Warranties. Warrantholder hereby represents and warrants as follows:

8.1 Disclosure of Information. Warrantholder confirms that it understands that the Company files periodic reports with the Securities and Exchange Commission (the “SEC”), and such reports are available for review at www.sec.gov. Warrantholder has had the opportunity to review all of the public reports filed by the Company prior to the date of this Warrant, including, without limitation, the Company’s Form 10-K for the fiscal year ended June 28, 2009. Warrantholder or the representatives or advisors of Warrantholder, have had the opportunity to ask questions of and receive answers from the officers of Warrantholder, or persons acting on their behalf, concerning Warrantholder, and all such questions have been answered to the full satisfaction of Warrantholder or its representatives or advisors.

8.2 No Solicitation. Warrantholder was not presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of advertising concerning an investment in the Company.

8.3 Purchase Entirely for Own Account. Warrantholder is acquiring the Warrant for investment and for its own account, and not with a view to any distribution of the Warrant or the Shares issuable upon exercise thereof.

8.4 Securities Not Registered. Warrantholder understands that neither the Warrant nor the Shares have been registered under the Act in reliance on the exemption provided pursuant to Section 4(2) of the Act for any security sold in a private offering and the rules and regulations issued pursuant to the Act; and that neither the Warrant nor the Shares have been registered under the “blue sky” laws of any state including California.

8.5 Accredited Investor. Warrantholder is an “accredited investor” pursuant to category 3 of Rule 501(a) of Regulation D promulgated by the SEC.

8.6 Investment Experience. Warrantholder understands the risks and other considerations related to an investment in the Shares. Warrantholder has such knowledge and experience in financial and business matters that it (alone or with the aid of its investment advisors who are not compensated by the Company or any affiliate of the Company, directly or indirectly) is capable of evaluating the merits and risks of acquiring, and protecting its own interests in connection with, the Warrant and the Shares. Warrantholder is able to bear the economic risk of an investment in the Company, and has the ability to hold the Shares indefinitely. Warrantholder’s overall commitment to investments which are not readily marketable (such as the Warrant and the Shares) is not disproportionate to Warrantholder’s net worth, and Warrantholder has the financial ability to suffer a complete loss of its investment in the Company.

8.7 Restricted Shares/Legend. Warrantholder understands that the Company will treat the Shares issuable upon the exercise of the Warrant under this Warrant as “restricted securities” as that term is defined in Rule 144 promulgated under the Act, regardless of whether such shares are deemed to have been issued in a transaction involving a public offering, and unless a registration statement relating to the resale of the Shares shall then be effective under the Act, shall bear a legend in the form substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE (THE “LAWS”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION AND QUALIFICATION OF THESE SECURITIES UNDER THE ACT AND THE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND THE LAWS.

Warrantholder agrees that any issuance by the Company of Shares without the above restrictive legend is predicated upon the Company’s reliance that Warrantholder will sell any Shares pursuant to either the registration requirements of the Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

8.8 Resale of Shares. Warrantholder and the Company acknowledge that as of the Offering Commencement Date the Staff of the Division of Corporation Finance of the SEC has published Compliance & Disclosure Interpretation 528.04 in the Securities Act Rules section thereof, stating that the holder of securities issued in connection with a public offering may not rely upon Rule 144 promulgated under the Act to establish an exemption from registration requirements under Section 4(1) under the Act, but may nonetheless apply Rule 144 constructively for the resale of such shares in the following manner: (a) provided that six months has elapsed since the last sale under the registration statement, an underwriter or finder may resell the securities in accordance with the provisions of Rule 144(c), (e), and (f), except for the notice requirement; (b) a purchaser of the shares from an underwriter receives restricted securities unless the sale is made with an appropriate, current prospectus, or unless the sale is made pursuant to the conditions contained in (a) above; (c) a purchaser of the shares from an underwriter who receives restricted securities may include the underwriter’s holding period, provided that the underwriter or finder is not an affiliate of the issuer; and (d) if an underwriter transfers the shares to its employees, the employees may tack the firm’s holding period for purposes of Rule 144(d), but they must aggregate sales of the distributed shares with those of other employees, as well as those of the underwriter or finder, for a six-month period from the date of the transfer to the employees. Warrantholder and the Company also acknowledge that the Staff of the Division of Corporation Finance of the SEC has advised in various no-action letters that the holding period associated with securities issued without registration to a service provider commences upon the completion of the services, and that Rule 144(d)(3)(ii) provides that securities acquired from the issuer solely in exchange for other securities of the same issuer shall be deemed to have been acquired at the same time as the securities surrendered for conversion.

In the event that following a request by Warrantholder to transfer the Shares in accordance with Compliance & Disclosure Interpretation 528.04 counsel for the Company reasonably concludes that Compliance & Disclosure Interpretation 528.04 no longer may be relied upon as a result of changes in applicable laws, regulations, or interpretations of the SEC Division of Corporation Finance, or as a result of judicial interpretations not known by the Company or its counsel on the Offering Commencement Date (either, a “Registration Trigger Event”), then the Company shall promptly, and in any event within five (5) business days following the request, provide written notice to Warrantholder of such determination. As a condition to giving such notice, the Company shall offer Warrantholder a single demand registration right pursuant to an agreement substantially in the form of Appendix B hereto to be executed by Warrantholder and the Company. In the absence of such conclusion by counsel for the Company, the Company shall, upon request of Warrantholder given no earlier than six months after the last sale pursuant to the Underwriting Agreement, instruct its transfer agent to permit the transfer of such shares in accordance with Compliance & Disclosure Interpretation 528.04, provided that Warrantholder has provided such documentation as shall be reasonably be requested by the Company to establish compliance with the conditions of Compliance & Disclosure Interpretation 528.04.

9. Miscellaneous.

9.1 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law principles, and the federal law of the United States of America. The Company and Warrantholder each irrevocably consents to the jurisdiction of the courts of the State of California and of any federal court, in each case located in San Diego, California in connection with any action or proceeding arising out of, or relating to, this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.2 Entire Agreement. This Warrant constitutes the final, complete and exclusive agreement between the parties pertaining to the subject of this Warrant, and supersedes all prior and contemporaneous agreements. None of the provisions of this Warrant shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Any changes or supplements to this Warrant must be in writing and signed by the Company and Warrantholder.

9.3 Assignment. This Warrant shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

9.4 Notices, Etc. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:

Overland Storage, Inc.

4820 Overland Avenue

San Diego, California 92123

Attention: Chief Financial Officer

with a copy to:

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, CA 92130

Attention: John J. Hentrich and John D. Tishler

or to such other persons at such other places as the Company shall designate to the Purchaser in writing; and

(b) if to Warrantholder, at the address set forth below Warrantholder’s signature to this Warrant.

9.5 Severability. In the event that any one or more of the provisions contained in this Warrant or in any other document referenced in this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant or any other such document.

9.6 Time is of the Essence. Time is absolutely of the essence in construing each provision of this Warrant.

9.7 Interpretation. The headings set forth in this Warrant are for convenience only and shall not be used in interpreting this Warrant.

9.8 Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A faxed signature shall be as valid as an originally executed signature.

9.9 Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

10. Certain Definitions.

10.1 “Business Day” means any day except Saturday, Sunday and any day that shall be a federal legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

10.2 “Eligible Market” means any of The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

10.3 “Registration Statement” means a registration statement filed with the Securities and Exchange Commission.

10.4 “Trading Day” shall mean (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any Business Day.

10.5 “Trading Market” shall mean the OTC Bulletin Board or any Eligible Market or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

[SIGNATURES FOLLOW ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties have caused this Common Stock Purchase Warrant to be executed as of the Issue Date.

OVERLAND STORAGE, INC., a California corporation

By:	/s/ Eric Kelly
Eric L. Kelly
Chief Executive Officer

Acknowledged and Agreed To:

ROTH CAPITAL PARTNERS, LLC

/s/ Aaron Gurewitz
Print Name: Aaron Gurewitz
Title, if Applicable: Head of Equity Capital Markets
Address: 24 Corporate Plaza
Newport Beach, CA 92660 c/o Roth Capital Partners

[SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

Appendix A

Notice of Exercise

To:	Chief Financial Officer

Overland Storage, Inc.

Ladies and Gentlemen:

The undersigned hereby elects to purchase                          Shares of Overland Storage, Inc. pursuant to the terms of the attached Common Stock Purchase Warrant dated November 4, 2009 (the “Warrant”) at the Exercise Price (as defined in the Warrant).

The Warrantholder confirms the accuracy of the representations and warranties set forth in Section 8 of the Warrant as of the date of this Notice.

Pursuant to the terms of the Warrant the undersigned has (check one that applies):

☐	Delivered the aggregate Exercise Price herewith in full in cash or by certified check or wire transfer; or

☐	Elected to Net Issue Exercise as described in Section 3.2 of the Warrant.

WARRANTHOLDER

Signature

Name:

Title:

Appendix A

Appendix B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                 , 20__, by and among Overland Storage, Inc., a California corporation (the “Company”), and the investors signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Common Stock Warrant Agreement, dated November 4, 2009, between the Company and Roth Capital Partners, LLC (the “Warrant Agreement”).

The Company and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Warrant Agreement shall have the meanings given such terms in the Warrant Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any securities into which such common stock may hereafter be reclassified.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Effectiveness Period” shall mean the period from the Effective Date until the Termination Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Report” means any periodic or other report filed by the Company with the Commission pursuant to the Exchange Act or the rules and regulations promulgated thereunder.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5.3.

“Indemnifying Party” shall have the meaning set forth in Section 5.3.

“Losses” shall have the meaning set forth in Section 5.1.

“Proceeding” means an action, claim, suit, investigation or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

Registration Rights Agreement

05RK-134385

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares which the Holder has requested to be registered pursuant to Section 2.1, until such time as such securities have been sold to the public pursuant to a registration statement or other means such that they are no longer “restricted securities” (or the functional equivalent thereof) under the Securities Act.

“Registration Statement” means the registration statement filed hereunder in accordance with Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means, collectively, the shares of Common Stock issuable from time to time upon exercise of the Warrants.

“Special Counsel” means such firm as shall be designated by one or more Holders holding no less than a majority of the outstanding Registrable Securities. If no Special Counsel is designated, then the obligations of the Company associated with Special Counsel shall not apply.

“Termination Date” means the earlier of (i) October 30, 2014 or (ii) the date when all Registrable Securities which are (or pursuant to Section 2.1 may be) covered by the Registration Statement have been sold or are no longer Registrable Securities.

2. Registration Rights.

2.1 If at any time a Registration Trigger Event has occurred and has not been withdrawn, Holders of fifty percent (50%) of the Registrable Securities (the “Initiating Holders”) may demand by notice given to the Company that the Company file a registration statement under the Securities Act on Form S-3 or other available form covering the Registrable Securities, subject to the limitations of Sections 2.2 and 2.3.

2.2 Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the demand is given; provided that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

2.3 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1 after the Company has effected one registration pursuant to Section 2.1. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1 (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective. A registration shall not be counted as “effected” for purposes of this Section 2.3 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.3.

2.4 Notwithstanding anything herein to the contrary, during the Effectiveness Period, the Company shall prepare and file a supplement to the Prospectus (if required and permitted for such purpose under the Securities Act) within seven (7) Trading Days following the written request of the holder of a new Warrant for the purpose of listing such holder as a selling shareholder in the Prospectus.

3. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

3.1 Not less than two (2) Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (other than a supplement which attaches a previously filed Exchange Act Report), furnish to the Holders and the Special Counsel copies of all such documents proposed to be filed which documents will be subject to the review of such Holders and the Special Counsel. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or the Special Counsel shall reasonably object in good faith.

3.2 (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practical to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably practical provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement (except to the extent such correspondence would disclose material non-public information); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

3.3 Notify the Holders of Registrable Securities to be sold and the Special Counsel as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than two (2) Trading Days following the day (i)(A) when a Prospectus or any Prospectus supplement (other than a supplement which attaches a previously filed Exchange Act Report) or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders, except to the extent such correspondence would disclose material non-public information); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.4 Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal as promptly as reasonably possible of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

3.5 Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

3.6 Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3.3 to discontinue disposition of Registrable Securities pursuant to the Registration Statement.

3.7 Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of all jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

3.8 Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request in writing a reasonable period of time prior to any sale of Registrable Securities.

3.9 Upon the occurrence of any event contemplated by Section 3.3(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.10 Comply in all material respects with all applicable rules and regulations of the Commission.

In connection with a registration request made by a Holder pursuant to Section 2.1 and from time to time thereafter, the Company may require a selling Holder to furnish to the Company a Registration Statement Questionnaire requesting information as reasonably required by counsel for the Company to correspond to information required by the Commission. Each Holder shall furnish the information required in a Registration Statement Questionnaire within five (5) Trading Days of the Company’s request. The Company shall have no liability for any failure to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within five (5) Trading Days of the Company’s request.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market, and (B) in compliance with applicable state securities or “blue sky” laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5. Indemnification.

5.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based upon information regarding such Holder or such other indemnified party furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (2) in the case of an occurrence of an event of the type specified in Section 3.3(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6.3. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

5.2 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act, or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (1) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (2) in the case of an occurrence of an event of the type specified in Section 3.3(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6.3. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

5.3 Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 3) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

5.4 Contribution. If a claim for indemnification under Section 5.1 or 5.2 is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 were available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.4, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

The indemnity and contribution agreements contained in this Section 5.4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

6.1 Remedies. In the event of a breach by the Company or by a Holder of any of its obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. Notwithstanding the foregoing, the Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration statement filed by or proposed to be filed by the Company as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6.2 Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

6.3 Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3.3, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this Section 6.3.

6.4 Regulation M. Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement that would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

6.5 Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders who collectively hold one-half or more of the Warrant Shares, assuming the exercise in full of all Warrants (provided, however, that any such amendment that adversely affects any Holder or class of Holders in a manner that does not apply uniformly to all Holders, as applicable, shall require the written consent of such adversely affected Holders or class) or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number or via email at the email address specified pursuant to this Section 6.6 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number or via email at the email address specified pursuant to this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service to the address specified pursuant to this Section, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Overland Storage, Inc.
4820 Overland Avenue
San Diego, CA 92123-1599
Attn: Chief Financial Officer
Email: KKalbfleisch@overlandstorage.com
Facsimile No.: 858 495 4267

With a copy to:	Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, California 92130-2006
Attn: John J. Hentrich, Esq. and John D. Tishler, Esq.
Email: JHentrich@SheppardMullin.com and
JTishler@SheppardMullin.com
Facsimile No.: (858) 509-3691
If to a Holder:	To the address set forth under such Purchaser’s name on the signature pages hereto, or to the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.7 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Except to its successors, the Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Warrant Agreement.

6.8 Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were an original thereof.

6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law principles, and the federal law of the United States of America. The Company and each Holder irrevocably consent to the jurisdiction of the courts of the State of California and of any federal court, in each case located in San Diego, California in connection with any action or proceeding arising out of, or relating to, this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.10 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

6.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.12 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.13 End of Effectiveness Period. At the end of the Effectiveness Period, the Holders shall discontinue sales of shares of Common Stock pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold.

6.14 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

OVERLAND STORAGE, INC., a California corporation

By:
Eric L. Kelly, Chief Executive Officer

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ROTH CAPITAL PARTNERS, LLC

Print Name:

Title, if Applicable:

Address for Notices:

E-Mail Address:
Facsimile:

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